Exhibit 99.2

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION

On July 12, 2024, Alight, Inc. (together with its subsidiaries, the “Company” or “Alight”) and Tempo Acquisition LLC, a subsidiary of the Company, completed the previously announced sale (the “Transaction”) of Alight’s Professional Services segment and Alight’s Payroll & HCM Outsourcing business within the Employer Solutions segment (collectively, the “Divested Business”) to Axiom Buyer, LLC, a newly-formed entity and an affiliate of H.I.G. Capital, L.L.C. (“Buyer”), pursuant to the terms of the Stock and Asset Purchase Agreement (the “Purchase Agreement”), dated as of March 20, 2024, as further described in Note 1, Description of the Disposition and Basis of Presentation.

The following unaudited pro forma condensed consolidated financial statements have been derived from the Company’s historical consolidated financial statements, prepared based on the most reliable information available to management, along with their estimates, and in accordance with Article 11 of Regulation S-X, Pro Forma Financial Information, as amended by the Final Rule, Release No. 33-10786 “Amendments to Financial Disclosures about Acquired and Disposed Businesses” (“Article 11 of Regulation S-X”). The unaudited pro forma condensed consolidated financial statements have been prepared for illustrative and informational purposes only and are not intended to represent what Alight’s results of operations or financial position would have been had the Transaction occurred on the dates indicated. The unaudited pro forma condensed consolidated financial statements also should not be considered indicative of Alight’s future results of operations or financial position. The actual financial position and results of operations may differ significantly from the pro forma amounts reflected herein due to various factors.

The unaudited pro forma condensed consolidated financial statements as of March 31, 2024, and for the three months ended March 31, 2024, the years ended December 31, 2023, and 2022, the six months ended December 31, 2021 (Successor), and the six months ended June 30, 2021 (Predecessor), should be read in conjunction with:

•
The accompanying notes to the unaudited pro forma condensed consolidated financial statements;
•
Alight’s historical audited consolidated financial statements and accompanying notes for the years ended December 31, 2023 and December 31, 2022, the six months ended December 31, 2021 (Successor), and the six months ended June 30, 2021 (Predecessor) which were prepared in accordance with generally accepted accounting principles in the United States of America (“U.S. GAAP”), included in Alight’s annual reports on Form 10-K filed with the U.S. Securities and Exchange Commission (the “SEC”) on February 29, 2024, March 1, 2023, and March 10, 2022, respectively; and
•
Alight’s historical unaudited condensed consolidated financial statements and accompanying notes as of and for the three months ended March 31, 2024, which were prepared in accordance with U.S. GAAP, included in Alight’s quarterly report on Form 10-Q filed with the SEC on May 8, 2024.

Article 11 of Regulation S-X requires that pro forma financial information with respect to a transaction to which pro forma effect is being given include the following pro forma adjustments to the historical financial statements of the registrant:

•
Transaction accounting adjustments, which reflect the application of required accounting for the Transaction (please refer to the Disposition Adjustments and Other Transactions Adjustments further discussed below); and
•
Autonomous entity adjustments, which are necessary to reflect the operations and financial position of the registrant as an autonomous entity when the registrant was previously part of another entity.

In addition, Article 11 of Regulation S-X permits registrants to reflect, in the explanatory notes to the pro forma financial information, management adjustments that depict synergies or dis-synergies of the transaction to which the pro forma effect is being given.

The Company’s historical consolidated financial statements (“Historical Alight”) have been adjusted in accordance with Article 11 of Regulation S-X in the accompanying unaudited pro forma condensed consolidated financial statements and related notes to give effect to the following pro forma Transaction accounting adjustments further described in Note 2, Pro Forma Adjustments and Assumptions:

•
Disposition Adjustments:
o
The separation and transfer of the operations, assets, and liabilities of the Company’s historical financial results directly attributable to the Divested Business in accordance with the Accounting Standards Codification (“ASC”) 360, Property, Plant, and Equipment (“ASC 360”), and discontinued operations as prescribed by ASC 205, Presentation of Financial Statements (“ASC 205”) to the Buyer.
•
Other Transaction Adjustments:
o
Adjustments to reflect the receipt of consideration from the Transaction, net of estimated transaction costs and closing costs;
o
Adjustments to reflect transaction costs and closing costs that would have been incurred to complete the Transaction; and
o
Adjustments to reflect other contractual arrangements that are directly attributable to the Transaction, including a Transition Services Agreement (“TSA”) between the Company and Buyer.

The unaudited pro forma condensed consolidated financial statements do not include autonomous entity adjustments or management adjustments to reflect any potential synergies or dis-synergies in connection with the Transaction.

The Unaudited Pro Forma Condensed Consolidated Balance Sheet as of March 31, 2024 gives effect to the Disposition Adjustments and Other Transaction Adjustments as if they had occurred or become effective March 31, 2024. The Unaudited Pro Forma Condensed Consolidated Statements of Operations for the three months ended March 31, 2024, the years ended December 31, 2023, and 2022, the six months ended December 31, 2021 (Successor), and the six months ended June 30, 2021 (Predecessor), give effect to the Disposition Adjustments and Other Transaction Adjustments as if they had occurred or become effective on January 1, 2021, the beginning of the earliest period presented. Other Transaction Adjustments are only presented within the Unaudited Pro Forma Condensed Consolidated Statements of Operations for the three months ended March 31, 2024, and the year ended December 31, 2023. Further information on the unaudited pro forma condensed consolidated financial statements is provided in Note 1, Description of the Disposition and Basis of Presentation.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

As of March 31, 2024

($ in millions)

		Pro Forma Adjustments
	Historical Alight	Disposition Adjustments (Note 2a)	Notes	Other Transaction Adjustments	Notes	Pro Forma Alight
Assets
Current Assets
Cash and cash equivalents	$256	$953	2(b), 2(d)	$-		$1,209
Receivables, net	393	-		-		393
Other current assets	217	-		-		217
Fiduciary assets	250	-		-		250
Current assets held for sale	2,501	(2,501)	2(c)	-		-
Total Current Assets	$3,617	$(1,548)		$-		$2,069
Goodwill	3,212	-		-		3,212
Intangible assets, net	3,066	-		-		3,066
Fixed assets, net	387	-		-		387
Deferred tax assets, net	86	-		(26)	2(g)	60
Other assets	346	101	2(b)	-		447
Long-term assets held for sale	-	-		-		-
Total Assets	$10,714	$(1,447)		$(26)		$9,241

Liabilities and Stockholders' Equity
Liabilities
Current Liabilities:
Accounts payable and accrued liabilities	$278	$-		$-		$278
Current portion of long-term debt, net	25	-		-		25
Other current liabilities	282	15	2(d)	(12)	2(g)	285
Fiduciary liabilities	250	-		-		250
Current liabilities held for sale	1,475	(1,475)	2(c)	-		-
Total Current Liabilities	$2,310	$(1,460)		$(12)		$838
Deferred tax liabilities	32	-		-		32
Long-term debt, net	2,762	-		-		2,762
Long-term tax receivable agreement	784	-		-		784
Financial instruments	132	-		-		132
Other liabilities	166	-		-		166
Long-term liabilities held for sale	-	-		-		-
Total Liabilities	$6,186	$(1,460)		$(12)		$4,714
Commitments and Contingencies
Stockholders' Equity
Preferred stock	$-	$-		$-		$-
Class A Common Stock	-	-		-		-
Class B Common Stock	-	-		-		-
Class V Common Stock	-	-		-		-
Class Z Common Stock	-	-		-		-
Treasury stock	(52)	-		-		(52)
Additional paid-in-capital	5,113	-		-		5,113
Retained deficit	(617)	13	2(b), 2(c), 2(d)	(14)	2(g)	(618)
Accumulated other comprehensive income	75	-		-		75
Total Alight, Inc. Stockholders' Equity	4,519	13		(14)		4,518
Noncontrolling interest	9	-		-		9
Total Stockholders' Equity	$4,528	$13		$(14)		$4,527
Total Liabilities and Stockholders' Equity	$10,714	$(1,447)		$(26)		$9,241

The accompanying Notes are an integral part of the unaudited pro forma condensed consolidated financial statements.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

For The Three Months Ended March 31, 2024

($ in millions, except share and per share data)

		Pro Forma Adjustments
	Historical Alight	Disposition Adjustments (Note 2a)	Other Transaction Adjustments	Notes	Pro Forma Alight
Revenue	$559	$-	$9	2(f)	$568
Cost of services, exclusive of depreciation and amortization	356	-	(6)	2(e)	350
Depreciation and amortization	21	-	-		21
Gross Profit	182	-	15		197

Operating Expenses
Selling, general and administrative	146	-	-		146
Depreciation and intangible amortization	76	-	-		76
Total Operating expenses	222	-	-		222
Operating Income (Loss) From Continuing Operations	(40)	-	15		(25)
Other (Income) Expense
(Gain) Loss from change in fair value of financial instruments	21	-	-		21
(Gain) Loss from change in fair value of tax receivable agreement	55	-	-		55
Interest expense	31	-	-		31
Other (income) expense, net	1	-	-		1
Total Other (income) expense, net	108	-	-		108
Income (Loss) From Continuing Operations Before Taxes	(148)	-	15		(133)
Income tax expense (benefit)	(27)	-	3	2(h)	(24)
Net Income (Loss) From Continuing Operations	(121)	-	12		(109)
Net income (loss) from continuing operations attributable to noncontrolling interests	(2)	-	-		(2)
Net Income (Loss) From Continuing Operations Attributable to Alight, Inc.	$(119)	$-	$12		$(107)

Earnings Per Share
Weighted average shares outstanding – basic	540,780,315				540,780,315
Weighted average shares outstanding – dilutive	541,969,471				541,969,471
Basic	$(0.22)				$(0.20)
Diluted	$(0.22)				$(0.20)

The accompanying Notes are an integral part of the unaudited pro forma condensed consolidated financial statements.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

For The Year Ended December 31, 2023

($ in millions, except share and per share data)

		Pro Forma Adjustments
	Historical Alight	Disposition Adjustments (Note 2a)	Other Transaction Adjustments	Notes	Pro Forma Alight
Revenue	$3,410	$(1,024)	$36	2(f)	$2,422
Cost of services, exclusive of depreciation and amortization	2,188	(684)	(22)	2(e)	1,482
Depreciation and amortization	82	(10)	-		72
Gross Profit	1,140	(330)	58		868

Operating Expenses
Selling, general and administrative	754	(164)	-		590
Depreciation and intangible amortization	339	(38)	-		301
Goodwill impairment	148	(148)	-		-
Total Operating expenses	1,241	(350)	-		891
Operating Income (Loss) From Continuing Operations	(101)	20	58		(23)
Other (Income) Expense
(Gain) Loss from change in fair value of financial instruments	10	-	-		10
(Gain) Loss from change in fair value of tax receivable agreement	118	-	-		118
Interest expense	131	-	-		131
Other (income) expense, net	6	(9)	-		(3)
Total Other (income) expense, net	265	(9)	-		256
Income (Loss) From Continuing Operations Before Taxes	(366)	29	58		(279)
Income tax expense (benefit)	(4)	(5)	13	2(h)	4
Net Income (Loss) From Continuing Operations	(362)	34	45		(283)
Net income (loss) from continuing operations attributable to noncontrolling interests	(17)	-	-		(17)
Net Income (Loss) From Continuing Operations Attributable to Alight, Inc.	$(345)	$34	$45		$(266)

Earnings Per Share
Weighted average shares outstanding – basic	489,461,259				489,461,259
Weighted average shares outstanding – dilutive	489,461,259				489,461,259
Basic	$(0.70)				$(0.54)
Diluted	$(0.70)				$(0.54)

The accompanying Notes are an integral part of the unaudited pro forma condensed consolidated financial statements.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

For The Year Ended December 31, 2022

($ in millions, except share and per share data)

		Pro Forma Adjustments
	Historical Alight	Disposition Adjustments (Note 2a)	Pro Forma Alight
Revenue	$3,132	$(926)	$2,206
Cost of services, exclusive of depreciation and amortization	2,080	(609)	1,471
Depreciation and amortization	56	(7)	49
Gross Profit	996	(310)	686

Operating Expenses
Selling, general and administrative	671	(192)	479
Depreciation and intangible amortization	339	(38)	301
Total Operating expenses	1,010	(230)	780
Operating Income (Loss) From Continuing Operations	(14)	(80)	(94)
Other (Income) Expense
(Gain) Loss from change in fair value of financial instruments	(38)	-	(38)
(Gain) Loss from change in fair value of tax receivable agreement	(41)	-	(41)
Interest expense	122	(1)	121
Other (income) expense, net	(16)	4	(12)
Total Other (income) expense, net	27	3	30
Income (Loss) From Continuing Operations Before Taxes	(41)	(83)	(124)
Income tax expense (benefit)	31	(8)	23
Net Income (Loss) From Continuing Operations	(72)	(75)	(147)
Net income (loss) from continuing operations attributable to noncontrolling interests	(10)	-	(10)
Net Income (Loss) From Continuing Operations Attributable to Alight, Inc.	$(62)	$(75)	$(137)

Earnings Per Share
Weighted average shares outstanding – basic	458,558,192		458,558,192
Weighted average shares outstanding – dilutive	458,558,192		458,558,192
Basic	$(0.14)		$(0.30)
Diluted	$(0.14)		$(0.30)

The accompanying Notes are an integral part of the unaudited pro forma condensed consolidated financial statements.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

For The Six Months Ended December 31, 2021 (Successor)

($ in millions, except share and per share data)

		Pro Forma Adjustments
	Historical Alight Successor	Disposition Adjustments (Note 2a)	Pro Forma Alight
Revenue	$1,554	$(460)	$1,094
Cost of services, exclusive of depreciation and amortization	1,001	(300)	701
Depreciation and amortization	21	(3)	18
Gross Profit	532	(157)	375

Operating Expenses
Selling, general and administrative	304	(85)	219
Depreciation and intangible amortization	163	(19)	144
Total Operating expenses	467	(104)	363
Operating Income (Loss) From Continuing Operations	65	(53)	12
Other (Income) Expense
(Gain) Loss from change in fair value of financial instruments	65	-	65
(Gain) Loss from change in fair value of tax receivable agreement	(37)	-	(37)
Interest expense	57	-	57
Other (income) expense, net	3	(3)	-
Total Other (income) expense, net	88	(3)	85
Income (Loss) From Continuing Operations Before Taxes	(23)	(50)	(73)
Income tax expense (benefit)	25	8	33
Net Income (Loss) From Continuing Operations	(48)	(58)	(106)
Net income (loss) from continuing operations attributable to noncontrolling interests	(13)	-	(13)
Net Income (Loss) From Continuing Operations Attributable to Alight, Inc.	$(35)	$(58)	$(93)

Earnings Per Share
Weighted average shares outstanding – basic	439,800,624		439,800,624
Weighted average shares outstanding – dilutive	439,800,624		439,800,624
Basic	$(0.08)		$(0.21)
Diluted	$(0.08)		$(0.21)

The accompanying Notes are an integral part of the unaudited pro forma condensed consolidated financial statements.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

For The Six Months Ended June 30, 2021 (Predecessor)

($ in millions)

		Pro Forma Adjustments
	Historical Alight Predecessor	Disposition Adjustments (Note 2a)	Pro Forma Alight
Revenue	$1,361	$(461)	$900
Cost of services, exclusive of depreciation and amortization	888	(294)	594
Depreciation and amortization	38	(4)	34
Gross Profit	435	(163)	272

Operating Expenses
Selling, general and administrative	222	(83)	139
Depreciation and intangible amortization	111	(6)	105
Total Operating expenses	333	(89)	244
Operating Income (Loss) From Continuing Operations	102	(74)	28
Other (Income) Expense
Interest expense	123	(1)	122
Other (income) expense, net	9	(8)	1
Total Other (income) expense, net	132	(9)	123
Income (Loss) From Continuing Operations Before Taxes	(30)	(65)	(95)
Income tax expense (benefit)	(5)	(3)	(8)
Net Income (Loss) From Continuing Operations Attributable to Alight, Inc.	$(25)	$(62)	$(87)

The accompanying Notes are an integral part of the unaudited pro forma condensed consolidated financial statements.

NOTES TO THE UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Note 1 – Description of the Disposition and Basis of Presentation

The Disposition

On July 12, 2024, Alight completed the Transaction pursuant to the terms of the Purchase Agreement. Under the terms of the Purchase Agreement, the Buyer agreed to acquire the Divested Business for total consideration of up to $1.2 billion, in the form of (1) $1.0 billion in cash (the “Closing Cash Consideration”) payable at the closing of the transactions (the “Closing”) contemplated by the Purchase Agreement, (2) a note with an aggregate principal amount of $50.0 million and fair value of $35.4 million as of July 12, 2024 issued at Closing (the “Seller Note”) by an indirect parent of Buyer (the “Note Issuer”) and (3) contingent upon the financial performance of the Divested Business for the 2025 fiscal year, a note with an aggregate principal amount of up to $150.0 million (the “Additional Seller Note”) and fair value of $66 million as of July 12, 2024 to be issued by the Note Issuer.

At the end of the first quarter of 2024, the Company determined that the criteria for held-for-sale as prescribed in ASC 360 and discontinued operations as prescribed by ASC 205 were met, constituting a significant disposition. The Company presented the Divested Business in its quarterly report on Form 10-Q for the quarter ended March 31, 2024 as held-for-sale as of March 31, 2024, and December 31, 2023, and as discontinued operations for the three months ended March 31, 2024 and March 31, 2023.

The Basis of Presentation

The unaudited pro forma condensed consolidated financial statements and related notes are prepared in accordance with Article 11 of Regulation S-X. The Unaudited Pro Forma Condensed Consolidated Balance Sheet as of March 31, 2024, is presented herein in accordance with Rule 11-02(c)(1) of Regulation S-X. The respective periods of the Unaudited Pro Forma Condensed Consolidated Statements of Operations are presented herein in accordance with Rule 11-02(c)(2)(ii) of Regulation S-X.

While the historical consolidated financial statements reflect the company’s past financial results, the pro forma condensed consolidated financial statements are included solely for informational purposes and are intended to illustrate how the Transaction might have affected the historical consolidated financial statements had it been completed earlier, as indicated herein:

•
The Unaudited Pro Forma Condensed Consolidated Balance Sheet as of March 31, 2024, as adjusted, gives effect to the Disposition Adjustments and Other Transaction Adjustments as if they had occurred or become effective March 31, 2024;
•
The Unaudited Pro Forma Condensed Consolidated Statements of Operations for the three months ended March 31, 2024, the years ended December 31, 2023, and 2022, the six months ended December 31, 2021 (Successor), and the six months ended June 30, 2021 (Predecessor), as adjusted, give effect to the Disposition Adjustments and Other Transaction Adjustments as if they had occurred or become effective on January 1, 2021. Other Transaction Adjustments are only presented within the Unaudited Pro Forma Condensed Consolidated Statements of Operations for the three months ended March 31, 2024, and the year ended December 31, 2023.

The unaudited pro forma condensed consolidated financial statements Disposition Adjustments column combines balances of the Divested Business of Alight’s Professional Services segment and Alight’s Payroll & HCM Outsourcing business within the Employer Solutions segment to illustrate the separation and transfer of the operations, assets, and liabilities of the Company’s historical financial results in accordance with ASC 205 and ASC 360 to the Buyer for each respective period.

The unaudited pro forma condensed consolidated financial statements do not project Alight’s future consolidated financial statements, nor are they intended to represent or indicate the actual consolidated financial statements that the Company would have had if the Transaction had occurred on the indicated dates. Furthermore, the unaudited pro forma condensed consolidated financial statements do not reflect the realization of any expected cost savings, synergies, or dis-synergies resulting from the Transaction, and they do not encompass all actions that the Company may undertake subsequent to the closing of the Transaction.

Note 2 – Pro Forma Adjustments

Adjustments included in the Pro Forma Adjustments column in the accompanying unaudited pro forma condensed consolidated financial statements are as follows:

a)
Disposition Adjustments: The Disposition Adjustments columns of the Unaudited Pro Forma Condensed Consolidated Balance Sheet and Unaudited Pro Forma Condensed Consolidated Statements of Operations represent the Pro Forma Adjustments to historical financial results directly attributable to the Transaction in accordance with ASC 205. This reflects the separation of the discontinued operations, including the elimination of associated assets, liabilities, equity, and income (loss) attributable to the Transaction, that were included in the Company’s historical financial statements. In accordance with ASC 205, the amounts exclude general corporate overhead costs that were historically allocated to the Divested Business and do not meet the requirements to be presented in discontinued operations. Such allocations included labor and non-labor expenses related to the Divested Business’s corporate support functions (e.g., finance, accounting, tax, treasury, information technology, human resources, and legal, among others). As the Company determined that the criteria for discontinued operations as prescribed by ASC 205 were met as of March 31, 2024, the adjustments directly attributable to the Transaction are reflected within the Historical Alight unaudited condensed consolidated statement of operations for the three months ended March 31, 2024.

b)
Reflects the fair value of total consideration received from the closing of the Transaction of $1.1 billion, which represents (a) $1.0 billion cash, after customary closing adjustments under the terms of the Purchase Agreement for estimated closing date net working capital, and acquired cash and indebtedness, (b) the $35.4 million Seller Note at fair value, and (c) $66.0 million Additional Seller Note, at fair value. The Seller Note has a stated interest rate of 8.0% and is recorded in Other assets at its fair value of $35.4 million. The Additional Seller Note is contingent upon the financial performance of the Divested Business in 2025 based on Adjusted EBITDA and is recorded in Other assets at its fair value of $66.0 million.

The adjustment to Cash and cash equivalents represents the pro forma impact on net cash proceeds received as of March 31, 2024. The final sales price is subject to change based on adjustments to transaction costs and post-closing adjustments as defined in the Purchase Agreement. Thus, the final net cash proceeds will be determined subsequent to the closing of the Transaction and may differ from the adjustment mentioned herein:

$ in millions	Amount
Pro forma Disposition Adjustments:
Fair value of total consideration received	$1,101
Less fair value of Seller Note	(35)
Less fair value of Additional Seller Note	(66)
Total cash proceeds from the Transaction	1,000
Estimated transaction, TSA, and closing costs	(47)
Net cash proceeds pro forma transaction accounting adjustment to Cash and cash equivalents	$953

c)
This adjustment that represents the estimated gain at the closing of the Transaction before accounting for actual taxes, fees, and other adjustments related to the Divested Business is comprised as follows:

$ in millions	Amount
Pro forma Disposition Adjustments:
Fair value of total consideration received from the Transaction	$1,101
Net assets of the Divested Business	(1,026)
Estimated transaction, TSA, and closing costs	(47)
Estimated gain on sale	$28

For purposes of the Unaudited Pro Forma Condensed Consolidated Balance Sheet, the estimated pro forma gain on disposal is recognized in Stockholders’ Equity based on the historical net carrying value as of March 31, 2024, of the Divested Business rather than as of the closing date of the Transaction. The final gain on disposition will be calculated based on the final fair value of consideration received, carrying value of the Divested Business at the closing date, and the finalization of the Company’s current fiscal year tax provision. As a result, the pro forma gain reflected herein may materially differ from the actual gain on the Transaction recorded as of the closing date.

The estimated pro forma gain on disposal has not been reflected in the Unaudited Pro Forma Condensed Consolidated Statements of Operations, as this amount pertains to discontinued operations and does not have a continuing impact on the Company’s consolidated results.

d)
The adjustment of $47.0 million represents the estimated net transaction and closing costs subsequent to the quarterly report on Form 10-Q for the quarter ended March 31, 2024 as well as a $15.0 million credit for certain post-closing services to be provided in accordance with the TSA agreement.

e)
In conjunction with the Transaction, the company has entered into a TSA with the Buyer. The TSA outlines the terms under which the Company will provide certain post-closing services on a transitional basis. The significant components related to fixed services are anticipated to be provided for an initial period of up to 18 months, with the option to extend for an additional six months. The financial statements reflect a pro forma adjustment resulting in a reduction of $22.3 million and $5.6 million to Cost of services, exclusive of depreciation and amortization, representing fixed fees, exclusive of variable amounts, for the year ended December 31, 2023, and three months ended March 31, 2024, respectively.

f)
In conjunction with the Transaction, the Company entered into a commercial agreement at market rate to provide customer care services to the Buyer that would have generated an estimated $36.2 million and $8.6 million in Revenue for the year ended December 31, 2023, and three months ended March 31, 2024, respectively.

g)
Adjustment reflects the estimated deferred tax assets and liabilities attributable to the Divested Business that will reverse in the Transaction. The tax impact of the gain-on-sale Transaction is still being analyzed and has not been finalized; as such, the deferred tax and payable adjustments may differ from the results reflected herein.

h)
The adjustment reflects the tax effects of the transaction accounting pro forma adjustments at the expected applicable statutory income tax rates in the respective jurisdictions and the expected tax effects on the gain on disposition. An assumed blended tax rate of 22.9% and 24.4% for the year ended December 31, 2023 and three months ended March 31, 2024 is used in calculating the adjustment. Income tax adjustments are anticipated to be settled within twelve months of the close of the Transaction. The estimated income tax adjustments are subject to change, and actual amounts may differ from the results reflected herein.